Exhibit 31.2

Certification of Chief Financial Officer

I, Christian Storch, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Altra Industrial Motion Corp. for the year ended December 31, 2018; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ Christian Storch
Name: Christian Storch
Title: Vice President and Chief Financial Officer

Date: July 2, 2019